[LOGO]

                            Banknorth Group, Inc.

                   Management Incentive Compensation Plan


                                    1999




                                CONFIDENTIAL


                                 OBJECTIVES
                                 ----------

*   Increase executive focus on implementation of strategic plans to further
    (1) growth in earnings, (2) return on assets and equity and (3) increase total return to shareholders.

* Increase executive focus on decisions to improve earnings and returns in their subsidiary.

* Improve executive focus in decision-making on what is in the best interests of Banknorth Group, Inc. and reward for continuously improving relative performance against peer banks.

* Provide a reasonable opportunity for payout consistent with stockholder expectations and Company performance.

* Facilitate attracting, retaining and motivating the highest caliber of management employees.

                              PLAN DESCRIPTION
                              ----------------

I.    THRESHOLD LEVEL

      There will be no awards made under the Incentive Compensation Plan ("the Plan") unless Banknorth Group, Inc. performs at a minimum of 75% of plan overall for the Return on Average Assets (ROAA), Return on Average Equity (ROAE), Efficiency Ratio and the ratio of Non Performing Assets to Total Assets (NPA/TA) targets, after accruing for all plan awards.

II.   CORPORATE PERFORMANCE

      Corporate performance awards will be based on (1) ROAA, (2) ROAE, (3) Efficiency Ratio, and (4) the NPA/TA measured against performance targets. The Net Income used will be before accounting changes. Accounting changes, for the purposes of this Plan, will mean changes to Generally Accepted Accounting Principles (FASB) and one-time, publicly disclosed merger related expenses. Refer to Exhibit 1 for 1999 corporate performance targets.

III.  SUBSIDIARY UNIT PERFORMANCE

      Bank performance awards will be based on subsidiary (1) Net Income,
      (2) ROAA, (3) Efficiency Ratio and (4) NPA/TA measured against performance targets. Mortgage and Stratevest Group performance awards will be based on subsidiary (1) Net Income and (2) Profit Margin as measured against performance targets. Refer to Exhibit 2 for 1999 subsidiary performance targets.

      For purposes of this Plan, Corporate and Subsidiary NPA/TA results will be modified according to the schedule contained in Exhibit 4.

IV.   INDIVIDUAL PERFORMANCE

      Bank presidents and executives will have a portion of their performance awards based upon the attainment of certain individual goals. The performance goals focus on the attainment of objectives in support of the Strategic Plan. Goals for the bank presidents will be based on total bank results and will include loan and deposit growth, non-interest income, referral goals and shoppers survey results. The weighting of each goal will be consistent among all banks. Refer to
      Exhibit 3 for individual goals for bank presidents.

      Bank executives' goals will be based on individual performance standards determined by the president and reviewed by the CBO. Goals will vary in scope and importance based on the functional area of each bank executive. Specific individual goals will be provided by the bank president and reviewed with each bank executive.

      Performance awards may be modified at the discretion of the CEO and by approval of the Compensation Committee of the Board. Any modification of an individual executive's awards will be based upon that executive's performance against key performance objectives, not measured otherwise in the corporate and subsidiary unit performance awards.

V.    INTERNAL PERFORMANCE MODIFICATION

      Participants' target awards will be modified based on actual performance against annual performance targets. Award modifications for corporate, subsidiary and individual performance goals range from 50% to 150% of a participant's target award, based on actual performance level. Please refer to Exhibit 4 for details on the internal performance modifier.

VI.    RELATIVE EXTERNAL PERFORMANCE MODIFICATION

      Participants' target awards will be further modified by comparing Banknorth Group, Inc.'s performance against a peer group of similar sized banks. The relative performance to peers will be determined by the ranking of a weighted average percentile for ROAE, weighted at two, and relative total return to shareholders weighted at one. The modification factor for relative performance is listed in Exhibit 5.

VII.  GRADE LEVELS AND TARGET AWARDS

      Grade levels and the corresponding targets for 1999 are as follows:


               Grade 36        -        50% of base salary

               Grade 35        -        40% of base salary

               Grades 33 & 34  -        35% of base salary

               Grades 31 & 32  -        25% of base salary

               Grade 30        -        20% of base salary

               Grade 29        -        15% of base salary


      Base salary for each participant will equal the regular base salary (does not include incentive pay, bonuses or disability pay) earned in 1999 during the period they were employed in the grade level.

VIII. ELIGIBILITY

      An eligible participant must be employed in grade 29 or above prior to July 1 of the plan year. Persons hired or promoted into eligible positions prior to July 1 of the plan year will have their potential award pro-rated. Eligible participants may be assigned by the CEO to alternate compensation levels during the year due to changes in pay grade or job responsibilities. In such cases, their award will be pro-rated based on time employed in differing levels.

      Persons in grade 29 or above participating in other company-sponsored incentive plans will not be eligible to participate in this Plan.

      An eligible participant must be an active employee on December 31, 1999 to receive any award.

IX.   INDIVIDUAL PERFORMANCE AWARDS

      Corporate Executives:

      Incentive compensation awards are determined for participants based 100% on corporate performance.

      Bank Presidents:

      Incentive compensation awards are determined for participants based 50% on corporate performance, 25% on respective subsidiary unit performance and 25% on individual performance.

      Subsidiary Presidents (STR and BMC):

      Incentive compensation awards are determined for participants based 75% on corporate performance and 25% on respective subsidiary unit performance.

      Bank Executives:

      Incentive compensation awards are determined for participants based 25% on corporate performance, 50% on respective subsidiary unit performance, and 25% on individual performance.

      Subsidiary Executives (STR and BMC):

      Incentive compensation awards are determined for participants based 50% on corporate performance and 50% on respective subsidiary unit performance.

      Eligible participants may be assigned to alternate categories based on transfers, reorganization, or other factors. Awards may either be pro-rated based on time in the business unit or based solely on the business unit in which the participants spent the most time, at the discretion of the CEO.

X.    OTHER PROVISIONS

      All plan calculations will be made based upon the audited year end financial statement. No awards will be made until the date of the audit opinion and adjustments, if any, have been approved by the Banknorth Group, Inc. Compensation Committee. The Board reserves the right to adjust performance targets and/or payouts under this plan in cases of significant non-recurring events.

                  EXAMPLES OF INCENTIVE COMPENSATION AWARDS

EXAMPLE 1:
----------
Assumptions:
*  Corporate Executive
*  Grade level 31
*  Base salary $100,000
*  Corporate Performance Level against Performance Targets: 105%
   (refer to Exhibit 4)
*  Banknorth Group, Inc. %ile against peer banks: 57th percentile
   (refer to Exhibit 5)

TARGET AWARD:  $100,000 X 25% = $25,000

INTERNAL PERFORMANCE MODIFIER:  $25,000 X 110% = $27,500

EXTERNAL PERFORMANCE MODIFIER:   $27,500 X 120% = $33,000

------------------------------------------------
|     INCENTIVE COMPENSATION AWARD: $33,000     |
------------------------------------------------

EXAMPLE 2:
----------
Assumptions:
*  Bank Executive
*  Grade Level 30
*  Base salary $75,000
*  Corporate Performance Level against Performance Targets: 105% (refer to
   Exhibit 4)
*  Bank Performance Level against Performance Targets: 100% (refer to
   Exhibit 4)
*  Individual Performance Level against Performance Targets: 85% (refer to
   Exhibit 4)
*  Banknorth Group, Inc. %ile against peer banks: 57th percentile (refer to
   Exhibit 5)

TARGET AWARD:  $75,000 X 20% = $15,000

INTERNAL PERFORMANCE MODIFIER:

      25% PARENT COMPANY: $3,750 X 110% = $4,125
      50% BANK:  $7,500 X 100% = $7,500
     25% INDIVIDUAL: $3,750 X 70% = $2,625
     TOTAL: $14,250

EXTERNAL MODIFIER:   $14,250 X 120% = $17,100

------------------------------------------------
|     INCENTIVE COMPENSATION AWARD: $17,100     |
------------------------------------------------

                             A GLOSSARY OF TERMS

Earning assets
Interest-bearing deposits with banks, securities available for sale, investment securities, loans (net of unearned income), federal funds sold and securities purchased under agreements to resell.

Efficiency ratio
Total other operating expenses, excluding goodwill amortization, OREO/repossession expense and other non-recurring expenses, as a percentage of net interest income, on a fully taxable equivalent basis, and total other operating income, excluding securities gains/losses and non-recurring items.

Non-performing assets
When other real estate owned (OREO) and repossessed assets are added to non-performing loans, the result is defined as non-performing assets.

Relative total shareholder return
The relative appreciation of Banknorth Group stock plus dividends paid over the plan year compared to the peer group banks.

Return on average assets (ROA)
Net income as a percentage of average total assets.

Return on average shareholders' equity (ROE)
Net income as a percentage of average shareholders' equity.

Net Income
Income less expenses, net of taxes.


                                  EXHIBIT 4

                        Internal Performance Modifier


         Performance Level as %      % of Target Award
         of Performance Targets

                  125%                      150%
                  120%                      140%
                  115%                      130%
                  110%                      120%
                  105%                      110%
                  100%                      100%
                   95%                       90%
                   90%                       80%
                   85%                       70%
                   80%                       60%
                   75%                       50%

NOTE:  No awards will be paid if performance falls below 75% of target.


                          NPA/TA Modifier Schedule


        Year-End NPA/TA Results    % of Performance Target

              .50% or less                  110%
              .51%-.74%                     100%
              .75% or more                   90%


                                  EXHIBIT 5

                        External Performance Modifier


             Banknorth %ile          External
          Performance  Against     Performance
             The Peer Banks          Modifier

            76-100%ile                 150%
            56-75%ile                  120%
            46-55%ile                  100%
            36-45%ile                   85%
            26-35%ile                   75%

            Less than 25%ile             0%
